Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Regency Energy Partners LP of our report dated March 1, 2010 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in Regency Energy Partners LP’s Current Report on Form 8-K/A dated July 29, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
September 10, 2010